Exhibit 99.1

AAR CORP. and Subsidiaries

Sales by Business Segment

(in thousands - unaudited)

	For the Quarter Ended
Fiscal 2005	8/31/04	11/30/04	2/28/05	5/31/05
Aviation Supply Chain	85,846	92,323	96,472	115,419
Maintenance, Repair and Overhaul	21,281	25,022	28,949	36,680
Structures and Systems	44,948	49,194	53,272	53,303
Aircraft Sales and Leasing	11,698	9,909	19,008	4,524
	163,773	176,448	197,701	209,926

	For the Quarter Ended
Fiscal 2004	8/31/03	11/30/03	2/29/04	5/31/04
Aviation Supply Chain	86,594	94,101	82,585	86,247
Maintenance, Repair and Overhaul	23,664	25,870	25,380	31,502
Structures and Systems	29,805	33,800	46,618	53,334
Aircraft Sales and Leasing	10,507	4,060	4,650	5,752
	150,570	157,831	159,233	176,835

	For the Quarter Ended
Fiscal 2003	8/31/02	11/30/02	2/28/03	5/31/03
Aviation Supply Chain	95,606	91,797	88,754	82,255
Maintenance, Repair and Overhaul	21,143	23,284	23,601	25,387
Structures and Systems	28,960	32,061	38,478	31,129
Aircraft Sales and Leasing	4,067	4,302	4,605	4,413
	149,776	151,444	155,438	143,184

AAR CORP. and Subsidiaries

Gross Profit by Business Segment

(in thousands - unaudited)

	For the Quarter Ended
Fiscal 2005	8/31/04	11/30/04	2/28/05	5/31/05
Aviation Supply Chain	13,709	15,466	16,993	21,504
Maintenance, Repair and Overhaul	2,337	2,774	4,139	5,164
Structures and Systems	8,177	9,200	9,513	8,545
Aircraft Sales and Leasing	2,302	1,031	90	(118)
	26,525	28,471	30,735	35,095

	For the Quarter Ended
Fiscal 2004	8/31/03	11/30/03	2/29/04	5/31/04
Aviation Supply Chain	11,425	14,775	12,417	13,355
Maintenance, Repair and Overhaul	2,908	3,534	3,629	4,280
Structures and Systems	4,217	5,817	9,497	10,090
Aircraft Sales and Leasing	2,839	1,113	933	(211)
	21,389	25,239	26,476	27,514

	For the Quarter Ended
Fiscal 2003	8/31/02	11/30/02	2/28/03	5/31/03
Aviation Supply Chain	12,383	13,483	12,498	4,322
Maintenance, Repair and Overhaul	2,299	3,276	3,714	2,311
Structures and Systems	2,421	5,108	7,267	4,099
Aircraft Sales and Leasing	1,231	1,053	1,084	1,151
	18,334	22,920	24,563	11,883